                                                                     EXHIBIT 4.2

                                    BY-LAWS

                                       OF

                           KIMBERLY-CLARK CORPORATION

                                   AS AMENDED

                               NOVEMBER 22, 1996

                 WITH EXCERPTS FROM THE EMERGENCY PROVISIONS OF

                 THE DELAWARE GENERAL CORPORATION LAW APPENDED

                               TABLE OF CONTENTS*

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                                                                              PAGE
Capital Stock
     1. Certificates.......................................................     1
     2. Record Ownership...................................................     1
     3. Transfer...........................................................     1
     4. Lost Certificates..................................................     1
     5. Transfer Agent; Registrar..........................................     1
     6. Record Date; Closing Transfer Books................................     2

Meetings of Stockholders
     7. Annual.............................................................     2
     8. Special............................................................     2
     9. Notice.............................................................     2
    10. Quorum.............................................................     2
    11. Conduct of Meetings................................................     3
    12. Voting.............................................................     4
    13. Inspectors of Election.............................................     4
    14. List of Stockholders...............................................     4

Board of Directors
    15. Resignation........................................................     5
    16. Annual Meeting.....................................................     5
    17. Regular Meetings...................................................     5
    18. Special Meetings...................................................     5
    19. Telephonic Meetings................................................     5
    20. Quorum.............................................................     5
    21. Action Without Meeting.............................................     6
    22. Organization.......................................................     6
    23. Compensation.......................................................     6
    24. Independent Directors..............................................     6

Committees of the Board
    25. Standing and Other Committees......................................     6
    26. Procedure..........................................................     7
    27. Audit Committee....................................................     7
    28. Compensation Committee.............................................     7
    29. Executive Committee................................................     7
    30. Nominating Committee...............................................     7
    31. Alternates; Vacancies in Committees................................     8

Officers
    32. Designation; Election; Qualification; Term.........................     8
    33. Duties.............................................................     8
    34. Resignation; Removal; Vacancies....................................     8
    35. Chief Executive Officer............................................     8
    36. Chairman of the Board, Vice Chairman of the Board and President....     9
    37. Vice Presidents....................................................     9
    38. Chief Financial Officer............................................     9
    39. Controller.........................................................    10
    40. Secretary..........................................................    10
    41. Treasurer..........................................................    10

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                                                                              PAGE
Miscellaneous
    42. Offices............................................................    11
    43. Seal...............................................................    11
    44. Fiscal Year........................................................    11
    45. Annual Report......................................................    11
    46. Indemnification of Directors and Officers..........................    11
    47. Reliance on Records................................................    12
    48. Inspection of Books................................................    13
    49. Transactions with the Corporation..................................    13
    50. Ratification.......................................................    13
    51. Voting of Stocks...................................................    13
    52. Notice.............................................................    14
    53. Waiver of Notice...................................................    14
    54. Dispensing with Notice.............................................    14
    55. Amendments.........................................................    14
Emergency Provisions from para.110 Delaware General Corporation Law........    14

---------------

* This Table of Contents has not been adopted by the Board of Directors as part of the By-Laws of the Corporation, but is provided solely for the convenience of the reader.

                                    BY-LAWS
                                       OF
                           KIMBERLY-CLARK CORPORATION

                      As Amended Through November 22, 1996

Note: For convenience, the masculine has been used in these By-Laws with the intention that it include the feminine as well.

                                 CAPITAL STOCK
1.  CERTIFICATES

     Every stockholder shall be entitled to have a certificate in such form as the Board shall from time to time approve, signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him. Any of or all the signatures on the certificate and the corporate seal may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. While the corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate issued a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

2.  RECORD OWNERSHIP

     The name and address of the holder of each certificate, the number of shares represented thereby, and the date of issuance thereof shall be recorded in the corporation's books and records. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

3.  TRANSFER

     Transfer of stock shall be made on the books of the corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender for cancellation of the certificate therefor and a written assignment of the shares evidenced thereby.

4.  LOST CERTIFICATES

     Any person claiming a stock certificate in lieu of one lost or destroyed shall give the corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss or destruction. He shall also, if required by the Board, give the corporation a bond or other indemnification, in such form as may be approved by the Board, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

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

5.  TRANSFER AGENT; REGISTRAR

     The corporation shall maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of stock of the corporation shall be transferable. The corporation shall also maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The same entity may be both transfer agent and registrar.

6.  RECORD DATE; CLOSING TRANSFER BOOKS

     So that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting as provided in Article VI of the Certificate of Incorporation, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purpose of any other lawful action, the Board may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than ten days from the date upon which the resolution fixing the record date is adopted by the Board in the case of a determination of the stockholders entitled to express consent to corporate action without a meeting, nor more than sixty days before any other action, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to give such consent, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to take such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                            MEETINGS OF STOCKHOLDERS
7.  ANNUAL

     The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on the third Thursday in April in each year, or on such other day, which shall not be a legal holiday, as shall be determined by the Board. The annual meeting shall be held at such place and hour, within or without the State of Delaware, as shall be determined by the Board. The day, place and hour of each annual meeting shall be specified in the notice of the annual meeting. The meeting may be adjourned by the chairman of the meeting from time to time and place to place. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. In accordance with the provisions of applicable law, the Board acting by resolution may postpone and reschedule any previously scheduled annual meeting of stockholders.

8.  SPECIAL

     Special meetings shall be held at such place, within or without the State of Delaware, as may from time to time be fixed consistent with the provisions of
Article VI of the Certificate of Incorporation. In the event no such place has been fixed, special meetings shall be held at the offices of the corporation located in Dallas County, Texas. The meeting may be adjourned by the chairman of the meeting from time to time and place to place. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. In accordance with the provisions of applicable law, the Board acting by resolution may postpone and reschedule any previously scheduled special meeting of stockholders.

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

9.  NOTICE

     Written notice of every meeting of stockholders, stating the place, day, hour and purposes thereof, shall, except when otherwise required by law, be mailed at least ten, but not more than sixty days before such meeting to each stockholder of record entitled to vote thereat.

10.  QUORUM

     The holders of a majority of the voting power of the issued and outstanding shares of capital stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting, except as otherwise required by law. In the event of lack of a quorum, the chairman of the meeting or a majority of the voting power of the shares of capital stock present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

11.  CONDUCT OF MEETINGS

     (a) The Chief Executive Officer, or in his absence such other officer as may be designated by the Board, shall be the chairman at stockholders' meetings. The Secretary of the corporation shall be the secretary at stockholders' meetings but in his absence the chairman of the meeting may appoint a secretary for the meeting. The opening and closing of the polls for matters upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

     (b) At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these By-Laws. To be properly brought before a meeting, business must (a) be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly be brought before the meeting by or at the direction of the Board, or (c) otherwise (i) properly be requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, and (ii) constitute a proper subject to be brought before such meeting. For business to be properly requested to be brought before an annual meeting of stockholders by a stockholder of record, any stockholder who intends to bring any matter (other than in connection with the election of directors) before an annual meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder's intent to bring the matter before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation. Such notice must be received by the Secretary not less than 75 days nor more than 100 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in

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

the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder notice as described above. For purposes of this By-Law 11, "public announcement" shall mean the date disclosure of the date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.

     A stockholder's notice to the Secretary required by this By-Law 11 shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders: (i) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder intending to propose such business;
(iii) the number of shares of stock of the corporation beneficially held, either personally or in concert with others, by the stockholder, and a representation that the stockholder is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal; and (iv) any material interest of the stockholder in such business. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this By-Law 11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

12.  VOTING

     Except as otherwise provided in the Certificate of Incorporation, at each meeting of the stockholders, each holder of shares entitled to vote at such meeting shall, as to all matters in respect of which such shares have voting rights, be entitled to one vote in person or by written proxy for each share held of record by him. No vote upon any matter, except the election of directors or the amendment of the Certificate of Incorporation, is required to be by ballot unless demanded by the holders of at least 10% of the voting power of the shares of capital stock represented and entitled to vote at the meeting. All motions to introduce a matter for a vote by the stockholders at a meeting thereof, except for nominations for election as directors recommended by the Nominating Committee and approved by the Board, shall be seconded prior to a vote thereon by the stockholders.

     A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.

     The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls. All elections and questions shall be decided by plurality vote, except as otherwise required by the laws of Delaware or the Certificate of Incorporation.

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

13.  INSPECTORS OF ELECTION

     The Chief Executive Officer shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. He may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the number of shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The inspectors shall determine the validity of and count the proxies and ballots in accordance with applicable law.

14.  LIST OF STOCKHOLDERS

     A complete list of the stockholders entitled to vote at stockholders' meetings (arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder) shall be prepared by the Secretary and filed at least ten days prior to each meeting, either at a place specified in the notice of such meeting within the city or town where such meeting is to be held, or if no such place is specified, at the place where such meeting is to be held. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of such meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to inspect such list.

                               BOARD OF DIRECTORS
15.  RESIGNATION

     A director may resign at any time by giving written notice to the corporation, addressed to the Chief Executive Officer or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice.

16.  ANNUAL MEETING

     A meeting of the Board, to be known as the annual Board meeting, shall be held without call or notice immediately after and at the same general place as the annual meeting of the stockholders. The annual Board meeting shall be held for the purpose of organizing the Board, electing officers, and transacting any other business that may properly come before the meeting.

17.  REGULAR MEETINGS

     Regular meetings of the Board may be held without call or notice at such place and at such time as shall be fixed by the Board.

18.  SPECIAL MEETINGS

     Special meetings of the Board may be called by the Chief Executive Officer, and shall be called by the Secretary upon the request in writing of not less than two of the directors then in office. Special meetings of the Board may be held at such place and at such time as shall be designated in

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

the call thereof. Notice of special meetings of the Board shall either be mailed by the Chief Executive Officer or the Secretary to each director at least three days before the meeting, or served upon, or sent by electronic means by the Chief Executive Officer or the Secretary to, each director at least one day before the meeting, but during an emergency as defined in By-Law 20, notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or private or public electronic means. Unless required by law, the notice need not state the purposes of the meeting.

19.  TELEPHONIC MEETINGS

     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

20.  QUORUM

     Except during the existence of an emergency and except as otherwise provided in these By-Laws or in the Certificate of Incorporation, one-third of the total number of directors, as fixed pursuant to Section (2) of Article VIII of the Certificate of Incorporation, shall constitute a quorum for the transaction of business. During the existence of an emergency, three directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at any meeting of the Board during an emergency, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting. Subject to the provisions of the Certificate of Incorporation, the action of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board. In the event of lack of a quorum, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted which might have been transacted at the meeting originally called.

     An "emergency" for the purpose of these By-Laws shall be any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action.

21.  ACTION WITHOUT MEETING

     Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board.

22.  ORGANIZATION

     The Chairman of the Board, or in his absence the Chief Executive Officer, or in his absence a director chosen by the directors present, shall act as chairman at meetings of the Board. The Secretary of the corporation shall act as secretary at meetings of the Board but in his absence the chairman of the meeting may appoint a secretary for the meeting.

23.  COMPENSATION

     The compensation of directors for services as directors and as members of committees of the Board shall be as fixed by the Board from time to time. The compensation, if any, of the directors need not be uniform as between directors and the compensation, if any, of the members of the committees of the Board need not be uniform either as between members of a committee or as

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

between committees. The Board shall provide for reimbursing the directors for expenses incurred in attending meetings of the Board or committees thereof.

     Any director may also serve the corporation in any other capacity and receive compensation, including fees and expenses, for such service.

24.  INDEPENDENT DIRECTORS

     The nomination of an individual to serve as a member of the Board shall be such that immediately after the election of such nominee to the Board a majority of all directors holding office shall be independent directors.

     For purposes of this By-Law, the term "independent director" shall mean a director who: (i) is not employed by the corporation or its subsidiaries or equity companies; and (ii) does not have, and is not affiliated with an entity that has, business transactions or relationships with the corporation or its subsidiaries that are required to be disclosed, under regulations promulgated under the Securities Exchange Act of 1934, as amended, in the corporation's proxy statement in connection with the annual meeting of stockholders at which nominees for Board membership will be voted upon (other than disclosure required solely as a result of the service by an executive officer of the corporation on the board of a company affiliated with a member of the Board); provided, however, that the Audit Committee of the Board may determine that a director or nominee is an independent director notwithstanding item (ii) above if the Audit Committee determines by written resolution that such person is independent of management and free from any relationship that in the opinion of the Audit Committee would interfere with such person's independent judgment as a member of the Board.

                            COMMITTEES OF THE BOARD

25.  STANDING AND OTHER COMMITTEES

     The directors shall from time to time designate, by resolution passed by a majority of the entire Board of Directors (as defined in Section (2) of Article VIII of the Certificate of Incorporation), an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee, each of which shall have and may exercise the powers of the Board in the direction of the business and affairs of the corporation in respect to the matters and to the extent hereinafter set forth, subject to the power of the Board to assign from time to time to any such committees or to any other committees such powers in respect to specific matters as the Board may deem desirable. These four committees shall be the standing committees of the corporation. The Board may, by resolution passed by a majority of the entire Board of Directors, designate such other committees as it from time to time may deem appropriate; no such committee shall consist of fewer than two directors, and the powers of each such committee shall be limited to those specified in the resolution designating the committee.

26.  PROCEDURE

     Each committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority shall be necessary to constitute a quorum, unless otherwise provided by these By-Laws. Each committee shall keep minutes of its meetings. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting if all the members consent thereto in writing and such written consent is filed with the minutes of the proceedings of such committee. All action by each committee shall be reported to the Board.

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

27.  AUDIT COMMITTEE

     The Audit Committee shall consist of three or more members. The Board shall select the members of the Audit Committee from among the directors who are not officers or employees of the corporation and shall designate the Chairman of the Committee. The Audit Committee shall, with respect to the corporation and the other entities as to which the corporation has power to select and engage auditors, select and engage independent public accountants to audit books, records and accounts, determine the scope of audits to be made by the auditors and establish policy in connection with internal audit programs and the scope thereof, and shall perform such other duties as the Board may from time to time prescribe.

28.  COMPENSATION COMMITTEE

     The Compensation Committee shall consist of three or more members. The Board shall select the members of the Compensation Committee from among the directors who are not, and have not been for at least one year prior to selection, officers or employees of the corporation and shall designate the Chairman of the Committee. The Compensation Committee shall constitute the Stock Option Committee provided for under any stock option plan of the corporation. It shall from time to time fix the compensation of employees who are directors of the corporation and, in consultation with the Chief Executive Officer, the compensation of officers of the corporation who are elected by the Board. It shall review and make recommendations to the Board from time to time with respect to the compensation of directors pursuant to By-Law 23.

29.  EXECUTIVE COMMITTEE

     The Executive Committee shall consist of three or more members including, by virtue of his office, the Chief Executive Officer. The Board shall select the other members of the Committee from among the directors and shall designate the Chairman thereof.

     The Executive Committee, when the Board is not in session, shall have and may exercise all of the powers of the Board to direct the business and the affairs of the corporation, including but not limited to the power to declare dividends and to authorize the issuance of stock, except the powers hereinafter in these By-Laws assigned to any other standing committee and except to the extent, if any, that the authority of the Committee may be limited in any respect by law, by the Certificate of Incorporation or by these By-Laws.

30.  NOMINATING COMMITTEE

     The Nominating Committee shall consist of three or more members. The Board shall select the members of the Nominating Committee from among the directors who (except in the case of the Chairman of the Board) are not officers or employees of the corporation. The Nominating Committee shall have the power to: propose and consider suggestions as to candidates for membership on the Board; periodically recommend to the Board candidates for vacancies on the Board due to resignations or retirements or due to such standards for composition of Board membership as may from time to time legally prevail; review and recommend to the Board such modifications to the prevailing Board of Directors retirement policy as may be deemed appropriate in light of contemporary standards; and propose to the Board on or before March 1 of each year a slate of directors for submission to the stockholders at the annual meeting.

31.  ALTERNATES; VACANCIES IN COMMITTEES

     The Board may designate one or more directors as alternate members of any committee. Alternate members shall serve, in the order in which the Board shall determine, when one or more members of the committee shall be absent or disqualified. Alternate members may attend committee meetings as observers, without the right to vote when all members are present; when fewer than all are present, only an alternate member serving in the place of an absent or disqualified member shall

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

have the right to vote. If no alternate is available, the committee member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member. All members of all committees (including Chairmen) shall serve at the pleasure of the Board.

                                    OFFICERS

32.  DESIGNATION; ELECTION; QUALIFICATION; TERM

     Each year at the annual Board meeting the directors shall elect a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer. From time to time the Board may also elect or appoint a Vice Chairman of the Board or Vice Chairmen of the Board, a President, such Executive, Senior or other Vice Presidents as it may deem appropriate, a Chief Financial Officer, and such other officers, including a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as it may deem appropriate. The Chief Executive Officer may appoint any officers of the corporation not required to be elected by the Board, as he may deem appropriate. The Chairman of the Board, the Chief Executive Officer, and any Vice Chairman of the Board must be directors; no other officer need be a director. Any number of offices may be held by the same person. The term of each officer, whenever elected or appointed, shall be until the election or appointment (as the case may be) and qualification of his successor or until his earlier resignation or removal.

33.  DUTIES

     The officers shall have such powers and perform such duties as are prescribed in these By-Laws, or, in the case of an officer whose powers and duties are not so prescribed, as may be assigned by the Board or delegated by or through the Chief Executive Officer.

34.  RESIGNATION; REMOVAL; VACANCIES

     Any officer may resign at any time by giving notice to the corporation addressed to the Chief Executive Officer or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the notice. Any officer may be removed by the Board at any time with or without cause. Any appointed officer may be removed by the Chief Executive Officer at any time with or without cause. A vacancy in any office may be filled by the Board, and a vacancy in any appointed office may be filled by the Chief Executive Officer, for the unexpired portion of the term.

35.  CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer of the corporation shall be elected by the Board. Subject to the Board, he shall be in general and active charge, control and supervision over the management and direction of the business, property and affairs of the corporation. He shall keep the Board fully informed, and shall freely consult it, concerning the business of the corporation in his charge.

     He shall, subject to these By-Laws, have authority to:

          (i) appoint or approve the appointment of employees to various posts and positions in the corporation bearing titles designated or approved by him and to prescribe their authority and duties, which may include the authority to appoint subordinates to various other posts and positions; and

          (ii) remove or approve the removal of employees so appointed; and

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

          (iii) sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee of the corporation shall be expressly authorized and directed by law, or by the Board, or by these By-Laws. Unless otherwise provided by law, or by these By-Laws, or by the Board, he may authorize in a writing filed with the Secretary, any officer, employee, or agent of the corporation to sign, execute and acknowledge, on behalf of the corporation and in his place and stead, any or all such documents and instruments.

     He shall have such other authority and perform such other duties as are incident to the office of Chief Executive Officer and as may be prescribed from time to time by the Board and these By-Laws.

     In the absence or disability of the Chief Executive Officer, or in case of an unfilled vacancy in that office, until such time as the Board shall elect his successor, his duties shall be performed and his powers shall be exercised by other elected officers of the corporation who are also directors (unless none are directors) in the order in which such officers were listed in their respective elections.

36.  CHAIRMAN OF THE BOARD, VICE CHAIRMAN OF THE BOARD AND PRESIDENT

     The Chairman of the Board, any Vice Chairman of the Board and the President, each acting alone, shall have authority to sign, execute and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or by the Chief Executive Officer or by these By-Laws. Each shall have such additional powers and perform such additional duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.

37.  VICE PRESIDENTS

     Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board or as may be delegated to him by the Chief Executive Officer.

     Each Executive Vice President shall have authority to sign, execute and acknowledge on behalf of the corporation, all deeds, mortgages, bonds, notes, debentures, contracts, including contracts of guaranty and suretyship, leases, reports and other documents and instruments, except where the signing or execution thereof by some other officer or employee shall be expressly authorized and directed by law, or by the Board, or by the Chief Executive Officer, or by these By-Laws.

38.  CHIEF FINANCIAL OFFICER

     The Chief Financial Officer shall:

          (i) be the principal financial officer of the corporation and have responsibility for all financial affairs of the corporation; and

          (ii) protect the cash, securities, receivables and other financial resources of the corporation, have responsibility for investment, receipt, custody and disbursement of such resources, and establish policies for granting credit to customers; and

          (iii) maintain the creditworthiness of the corporation; and

          (iv) negotiate and procure capital required by the corporation, including long-term debt and equity, maintain adequate sources for the corporation's short-term financing requirements and maintain banking relationships; and

          (v) administer the accounting policies of the corporation and the internal controls with respect to its financial affairs; and

          (vi) supervise the corporation's books of account, and have access to all records, including the Secretary's records; and

          (vii) in general, have such other powers and perform such other duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.
39.  CONTROLLER

     The Controller shall:

          (i) be the principal accounting officer of the corporation; and

          (ii) have custody and charge of the corporation's books of account, and have access to all records, including the Secretary's and the Treasurer's records, for purpose of obtaining information necessary to verify or complete the records of the Controller's office; and

          (iii) implement the policies for granting credit to customers; and

          (iv) implement the internal controls with respect to the financial affairs of the corporation; and

          (v) have the responsibility for processing vouchers for payment by the Treasurer; and

          (vi) in general, have such other powers and perform such other duties as may be assigned from time to time by the Board or by or through the Chief Executive Officer.
40.  SECRETARY

     The Secretary shall:

          (i) attend and keep the minutes of all meetings of the stockholders, the Board, and of such committees as the Board may direct; and

          (ii) have custody of the corporate seal and all corporate records (including transfer books and stock ledgers), contracts, papers, instruments, documents and books of the corporation except those required to be kept by other officers under these By-Laws; and

          (iii) sign on behalf of the corporation such documents and instruments as require his signature when approved in accordance with these By-Laws, and to such documents he shall affix the corporate seal when necessary and may do so when he deems it desirable; and

          (iv) see that notices are given and records and reports are properly kept and filed by the corporation as required by these By-Laws or as required by law; and

          (v) in general, have such other powers and perform such other duties as are incident to the office of Secretary and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.

41.  TREASURER

     The Treasurer shall:

          (i) receive and sign receipts for all moneys paid to the corporation and shall deposit the same in the name and to the credit of the corporation in authorized banks or depositories; and

          (ii) when necessary or desirable, endorse for collection on behalf of the corporation all checks, drafts, notes and other obligations payable to it; and

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

          (iii) disburse the funds of the corporation only upon vouchers duly processed and under such rules and regulations as the Board may from time to time adopt; and

          (iv) keep full and accurate accounts of the transactions of his office in books belonging to the corporation; and

          (v) render as the Board may direct an account of the transactions of his office; and

          (vi) in general, have such other powers and perform such other duties as are incident to the office of Treasurer and as may be assigned to him from time to time by the Board or by or through the Chief Executive Officer.

                                 MISCELLANEOUS
42.  OFFICES

     The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 and the name of the registered agent in charge thereof shall be The Corporation Trust Company. The corporation may have such other offices as the Board may from time to time determine. The books of the corporation may be kept outside the State of Delaware.

43.  SEAL

     The corporation's seal shall be circular in form with "KIMBERLY-CLARK CORPORATION -- DELAWARE" around the periphery and "1928 -- CORPORATE SEAL" within.

44.  FISCAL YEAR

     The fiscal year of the corporation shall begin on January 1 of each year.

45.  ANNUAL REPORT

     At least fifteen days in advance of the annual meeting of stockholders, but not later than three months after the close of the fiscal year, the Board shall publish and submit to the stockholders a consolidated balance sheet of the corporation and its consolidated subsidiaries as of the end of the previous fiscal year and the related consolidated income and cash flow statements of the corporation and its consolidated subsidiaries for the previous fiscal year.

46.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall:

          (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or in the case of an officer or director of the corporation is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful; and

          (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or in the case of an officer or director of the corporation is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee against the corporation or any of its directors, officers or employees only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board. Notwithstanding the foregoing, the corporation shall be required to indemnify an indemnitee in connection with a proceeding seeking to enforce rights to indemnification without the authorization of the Board to the extent that such proceeding is successful on the merits. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (i) and
(ii), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Any indemnification under subsections (i) and (ii) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (i) and (ii). Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceedings, even though less than a quorum; or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (3) by the stockholders.

     Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this By-Law.

     The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this By-Law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as

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

indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     The Board may authorize and direct that insurance be purchased and maintained on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or in the case of an officer or director of the corporation is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this By-Law.

47.  RELIANCE ON RECORDS

     Each director, each member of any committee designated by the Board, and each officer, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the corporation and upon such information, opinion, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board, or by any other person as to matters the director, member or officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

48.  INSPECTION OF BOOKS

     The directors shall determine from time to time whether, and, to what extent and at what times and places and under what conditions and regulations the accounts and other books and records of the corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

49.  TRANSACTIONS WITH THE CORPORATION

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

     No other contract or transaction in which a director or officer has an interest and which may, under law, be authorized, approved or ratified by the Board, a committee thereof, or the stockholders shall be void or voidable if authorized, approved or ratified by the body which under law may authorize, approve or ratify such contract or transaction.

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

50.  RATIFICATION

     Any transaction questioned in any stockholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board or by the stockholders in case less than a quorum of directors is qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect to such questioned transaction.

51.  VOTING OF STOCKS

     Unless otherwise ordered by the Board, any one of the Chief Executive Officer, the Chairman of the Board, the President, any Vice Chairman of the Board, any Executive Vice President or any Senior Vice President shall have full power and authority, on behalf of the corporation, to consent to or approve of any action by, and to attend, act and vote at any meeting of stockholders of, any company in which the corporation may hold shares of stock, and in giving such consent or approval or at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which as the holder thereof, the corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the corporation.

52.  NOTICE

     Any notice which the corporation is required to give under these By-Laws may be given personally or it may be given in writing by depositing the notice in the post office or letter box in a postpaid envelope directed to such address as appears on the books of the corporation. Such notice shall be deemed to be given at the time of mailing.

53.  WAIVER OF NOTICE

     Whenever any notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

54.  DISPENSING WITH NOTICE

     No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

55.  AMENDMENTS

     Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed by the stockholders or by the Board.

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                The following emergency provisions are excerpted
                from para. 110 Delaware General Corporation Law

The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

The board of directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

No officer, director or employee acting in accordance with any emergency by-laws shall be liable except for willful misconduct.

To the extent not inconsistent with any emergency by-laws so adopted, the by-laws of the corporation shall remain in effect during any emergency and upon its termination the emergency by-laws shall cease to be operative.

Unless otherwise provided in emergency by-laws, notice of any meeting of the board of directors during such an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio.

To the extent required to constitute a quorum at any meeting of the board of directors during such an emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency by-laws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

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